Exhibit 99.B(d)(31)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

AllianceBernstein L.P. (f/k/a Alliance Capital Management L.P.)

As of July 1, 2003, as amended January 11, 2006 and March 17, 2006

SEI INSTITUTIONAL INTERNATIONAL TRUST

International Equity Fund

International Fixed Income Fund

SEI Investments Management Corporation	AllianceBernstein L.P.
By: Alliance Capital Management
Corporation, its general partner

By:	By:
/s/ Sofia A. Rosala	/s/ Louis T. Mangan

Name:	Name:
Sofia A. Rosala	Louis T. Mangan

Title:	Title:
Vice President & Assistant Secretary	Assistant Secretary

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

AllianceBernstein L.P. (f/k/a Alliance Capital Management L.P.)

As of July 1, 2003, as amended January 11, 2006 and March     , 2006

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional International Trust

International Equity Fund	x.xx	%

International Fixed Income Fund
For the period April 1, 2006 through June 30, 2006	x.xx	%

For the period after June 30, 2006	x.xx	%

Agreed and Accepted:

SEI Investments Management Corporation	AllianceBernstein L.P.
By: Alliance Capital Management
Corporation, its general partner

By:	By:
/s/ Sofia A. Rosala	/s/ Louis T. Mangan

Name:	Name:
Sofia A. Rosala	Louis T. Mangan

Title:	Title:
Vice President & Assistant Secretary	Assistant Secretary